CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33690, 333-33676 and 333-35116) of Energizer
Holdings, Inc. of our report dated October 30, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders 2001, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers  LLP
PricewaterhouseCoopers  LLP
St.  Louis,  Missouri

December  14,  2001